UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 2, 2009

REDPOINT BIO CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

 (Address of Principal Executive Offices)

(609) 637-9700
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2009, Scott A. Siegel, Ph.D., Vice President of Corporate Development, was terminated by Redpoint Bio Corporation, a Delaware Corporation (the “Company”), as part of a corporate restructuring by the Company that will reduce the Company’s workforce by 12 employees, or approximately 33%.  The Company and Mr. Siegel are in the process of finalizing the terms of a severance agreement.

Item 8.01. Other Events.

On February 3, 2009, the Company announced a corporate restructuring that will reduce its workforce by 12 employees, or approximately 33%.  As part of the restructuring, the Company has eliminated the position of Vice President, Corporate Development.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release titled “Redpoint Bio Announces Corporate Restructuring and Workforce Reduction,” dated February 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: February 6, 2009

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer and Secretary